Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ILLINOIS POWER HOLDINGS, LLC", CHANGING ITS NAME FROM "ILLINOIS POWER HOLDINGS, LLC" TO "IPH, LLC", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF APRIL, A.D. 2015, AT 12:16 O'CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

5298546 8100

150591535

AUTHENTICATION: 2340229

DATE: 05-01-15

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:26 PM 04/30/2015
FILED 12:16 PM 04/30/2015
SRV 150591535 - 5298546 FILE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

ILLINOIS POWER HOLDINGS, LLC

Pursuant to Section 18-202 of the
Delaware Limited Liability Company Act

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1. The name of the limited liability company is Illinois Power Holdings, LLC (the "Company").

2. The Certificate of Formation of the Company is hereby amended to change the name of the Company to IPH, LLC.

3. Accordingly, section 1. of the Certificate of Formation shall, as amended, read as follows:

"1. The name of the limited liability company is IPH, LLC."

IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Amendment this 30th day of April, 2015.

ILLINOIS POWER HOLDINGS, LLC

By: ______________________
Name: Heidi D. Lewis
Title: Authorized Person